EXHIBIT 21.1
Tanger Factory Outlet Centers, Inc.

List of Subsidiaries

Tanger Properties Limited Partnership
Tanger GP Trust
Tanger LP Trust
Tanger Development Corporation
TWMB Associates, LLC
Tanger Deer Park, LLC
Tanger COROC, LLC
Tanger COROC II, LLC
COROC Holdings, LLC
COROC/Riviera L.L.C.
COROC/Hilton Head I L.L.C.
COROC/Hilton Head II L.L.C.
COROC/Lincoln City L.L.C.
COROC/Myrtle Beach L.L.C.
COROC/Park City L.L.C.
COROC/Rehoboth I L.L.C.
COROC/Rehoboth II L.L.C.
COROC/Rehoboth III L.L.C.
COROC/Lakes Region L.L.C.
COROC/Tilton II L.L.C.
COROC/Tuscola L.L.C.
COROC/Westbrook I L.L.C.
COROC/Westbrook II L.L.C.
COROC/Clinton CHR, LLC
COROC/Clinton WR, LLC
Tanger Devco, LLC
Tanger WD, LLC
Northline Indemnity, LLC
Tanger Phoenix, LLC
Tanger Scottsdale, LLC
Tanger Houston, LLC
Pembroke Acquisition Company, LLC
Tanger Hershey GP, LLC
Tanger Hershey I, LLC
Tanger Hershey II, LLC
Tanger Hershey Limited Partnership
FSH Associates LP
San Marc I, LLC
Tanger San Marc, LLC
Tanger DC, LLC
Tanger National Harbor, LLC
Galveston Outlets, LLC
Tanger Master Trust
Tanger Canada 1, LLC
1633272 Alberta ULC
Tanger AC-I, LLC
Tanger AC-II, LLC
Tanger AC-III, LLC
Atlantic City Associates, LLC
Atlantic City Associates Number Two Investors, LLC
Atlantic City Associates Number Two (S-1), LLC
Atlantic City Associates Number Three, LLC
Tanger OCF, LLC

OCF Holdings, LLC
Ocean City Factory Outlets, Inc.
Ocean City Factory Outlets I, LC
Ocean City Factory Outlets Acceptance Company, LLC
Tanger Charlotte, LLC
Tanger Columbus, LLC
Tanger Canada 2, LLC
Tanger Canada 3, LLC
Tanger Foxwoods, LLC
Outlets at Westgate, LLC
Columbus Outlets, LLC
Charlotte Outlets, LLC
Fashion Outlets at Foxwoods, LLC
Stone Square Center Inc.
Les Factoreries Saint-Sauveur (2003), Inc.
Holden Acquisition Company, LLC
Cornwallis Acquisition Company, LLC
Tanger Canada 4, LLC
Tanger Outlets Deer Park, LLC
Tanger Manager, LLC
Tanger Deer Park Mezz, LLC
Tanger Deer Park TIC, LLC
Tanger Finance Holdings, Inc.
Tanger Finance, LLC
Tanger Grand Rapids, LLC
Tanger Outlets of Savannah, LLC
Green Valley Acquisition, LLC
Outlet Mall of Savannah, LLC
Tanger Canada 5, LLC
Mid-South Outlet Holdings, LLC
Mid-South Outlet Shops, LLC
Desoto Mid-South Tourism Project, LLC
Hobbs Solar, LLC
Tanger Daytona, LLC
Tanger Jeffersonville, LLC
Tanger Fort Worth, LLC
Tanger Terrell, LLC
Tanger Branson, LLC
Tanger Management, LLC
Tanger Omaha, LLC
Tanger Services, Inc.
Tanger Detroit, LLC
BOG Arches, LLC